Spectral Capital Corporation Signs Binding Term Sheet to Acquire Telvantis Voice Services, Inc.

Transaction to be Completed for Stock Only; No Debt; Potential for $665,000,000 Earn-Out Based on Revenue and Profit Growth

SEATTLE, WA – October 1, 2025 – Spectral Capital Corporation (OTCQB: FCCN) ("Spectral"), an innovation-driven company focused on AI and quantum-enabled technologies, announced today that it has entered into a binding term sheet to acquire 100% of the issued and outstanding capital stock of Telvantis Voice Services, Inc. ("Telvantis"), a Florida corporation and leading provider of global voice services.

Under the terms of the binding agreement, Spectral will acquire Telvantis entirely in exchange for stock, with Telvantis delivered to Spectral without any debt. The consideration is 10,000,000 shares of Spectral common stock provided Telvantis improves its current margins to achieve $10,000,000 in operating profits in 2026 or achieves $665,000,000 in profitable gross revenue at its current margins.  The minimum consideration is 1,500,000 shares provided Telvantis achieves a minimum revenue target of $240,000,000 profitably in 2026.

This acquisition underscores Spectral’s strategy of operationalizing its extensive AI patent portfolio, particularly its innovations in AgenticAI. By applying these advanced AI systems to the voice services industry, Spectral aims to dramatically increase profitability, efficiency, and scalability for Telvantis and its customers.

“This transaction is an important milestone for Spectral as we expand our reach into global voice services,” said Jenifer Osterwalder, President and CEO of Spectral Capital Corporation. “Through the integration of our AgenticAI technologies, we see a tremendous opportunity to unlock value and accelerate both revenue and profit growth at Telvantis.”

About Spectral Capital Corporation

Spectral Capital Corporation (OTCQB: FCCN) is building a portfolio of companies and technologies at the intersection of artificial intelligence and quantum computing. With over 500 patentable inventions in the pipeline, Spectral focuses on developing, acquiring, and commercializing advanced IP to deliver transformative solutions in telecommunications, autonomy, energy, security, and other high-value sectors. For more information, please visit SpectralCapital.com

About Telvantis Voice Services, Inc.

Telvantis Voice Services, Inc. is a leading provider of global voice solutions with extensive carrier relationships and strong revenue growth. The company is committed to innovation and expansion, including opportunities in fiber and edge data center services.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Media Contact:

Contact@spectralcapital.com